Ex 99.1
Carriage Services Announces Review of Strategic Alternatives

HOUSTON, June 29, 2023 – Carriage Services, Inc. (NYSE: CSV) (“Carriage” or the “Company”) today announced that its Board of Directors has initiated a process to explore potential strategic alternatives, possibly including a sale, merger or other potential strategic or financial transaction, to maximize shareholder value.
There can be no assurance that this process will result in a transaction or, if a transaction does occur, the timing of any such transaction. The Company does not intend to comment further on this process unless there are material developments to report.
Lazard is serving as financial advisor and Sidley Austin LLP is serving as legal advisor to the Company.

About Carriage Services
Carriage Services (NYSE: CSV) is a leading provider of funeral and cemetery services and merchandise in the United States. Carriage operates 170 funeral homes in 26 states and 30 cemeteries in 11 states.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These certain forward-looking statements made herein or elsewhere by, or on behalf of, the Company include, for example, statements regarding the timing of the strategic alternatives review; the outcome of the strategic alternatives review, including whether any transaction occurs at all; if a transaction does occur, the form (cash, securities or other consideration) and the amount of the consideration, if any, paid to the Company’s stockholders; and if a definitive agreement for a transaction is signed with another party, whether the conditions to closing are satisfied, including any necessary regulatory or other approvals. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of the Company on file with the SEC. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the applicable communication and we undertake no obligation to publicly update or revise any forward-looking statements except to the extent required by applicable law. A copy of the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other information about the Company and news releases, are available at http://www.carriageservices.com.

Contacts

Investor Inquiries
InvestorRelations@carriageservices.com

Media Inquiries
Sydney Isaacs
Sydney.Isaacs@h-advisors.global
(713) 343-0427

Alexandra Clements
Alexandra.Clements@h-advisors.global
(713) 343-0427